UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2018

FEDERAL STREET ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38153	82-0908890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, 35th Floor Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 227-1050

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On August 13, 2018, Federal Street Acquisition Corp. (“FSAC”) filed a Current Report on Form 8-K (the “Original Report”) reporting the entry into an Agreement and Plan of Merger, dated August 13, 2018 (the “Merger Agreement”) to effect an initial business combination, by and among FSAC, Agiliti, Inc., a Delaware corporation and a wholly-owned subsidiary of FSAC (“Agiliti”), Umpire SPAC Merger Sub, Inc., Umpire Equity Merger Sub, Inc., Umpire Cash Merger Sub, Inc., UHS Holdco, Inc. (“UHS”), IPC/UHS Co-Investment Partners, L.P., solely in its capacity as a Majority Stockholder, and IPC/UHS, L.P., solely in its capacity as a Majority Stockholder and the Stockholders’ Representative (together with IPC/UHS Co-Investment Partners, L.P., the “Majority Stockholders”). The Original Report also disclosed (i) the entry by FS Sponsor, LLC into a voting agreement (the “Sponsor Voting Agreement”) with UHS, (ii) the entry by FSAC and Agiliti into a voting, restrictive covenant and support agreement with the Majority Stockholders (the “Majority Stockholders Voting Agreement”), (iii) the entry by FSAC and Agiliti into voting, restrictive covenant and support agreements with members of UHS’ management (the “Management Voting Agreements”), (iv) the entry by FSAC and Agiliti into subscription agreements  with certain institutional investors (the “Institutional Investors Subscription Agreements”), and (v) the entry by FSAC and Agiliti into a subscription agreement with THL Agiliti LLC (the “THL Subscription Agreement”). This Amendment No. 1 to Current Report on Form 8-K is being filed to amend and supplement Item 1.01 and Item 9.01(d) of the Original Report to file copies of the Merger Agreement, the Sponsor Voting Agreement, the Majority Stockholders Voting Agreement, the form of Management Voting Agreements, the form of Institutional Investors Subscription Agreements and the THL Subscription Agreement.

The summaries of the Merger Agreement, the Sponsor Voting Agreement, the Majority Stockholders Voting Agreement, the Management Voting Agreements, the Institutional Investors Subscription Agreements and the THL Subscription Agreement as set forth in the Original Report are qualified in their entirety by reference to such agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Amendment No. 1 to Current Report on Form 8-K and are incorporated herein by reference. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FSAC, Agiliti, UHS, Majority Stockholders or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FSAC’s public disclosures.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1†

Agreement and Plan of Merger, dated as of August 13, 2018, by and among Federal Street Acquisition Corp., Agiliti, Inc., Umpire SPAC Merger Sub, Inc., Umpire Equity Merger Sub, Inc., Umpire Cash Merger Sub, Inc., UHS Holdco, Inc., solely in its capacity as a Majority Stockholder, IPC/UHS Co-Investment Partners, L.P. and solely in its capacity as a Majority Stockholder and the Stockholders’ Representative, IPC/UHS, L.P.

10.1	Voting Agreement, dated as of August 13, 2018, by and between UHS Holdco, Inc. and FS Sponsor, LLC

10.2	Voting, Support and Restrictive Covenant Agreement, dated as of August 13, 2018, by and among Federal Street Acquisition Corp. and IPC/UHS Co-Investment Partners, L.P. and IPC/UHS, L.P.

10.3	Form of Voting, Support and Restrictive Covenant Agreements, dated as of August 13, 2018, by and among Federal Street Acquisition Corp. and members of management of UHS Holdco, Inc.

10.4	Form of Subscription Agreement, dated as of August 13, 2018, by and between Federal Street Acquisition Corp. and each of the investors party to such agreement.

10.5	Subscription Agreement, dated as of August 13, 2018, by and between Federal Street Acquisition Corp. and THL Agiliti LLC

†                 Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2018

FEDERAL STREET ACQUISITION CORP.

	By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Chief Financial Officer